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                                  EXHIBIT 15

KPMG LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower                Telephone      305-358-2300
2 South Biscayne Boulevard        Fax            305-913-2692
Suite 2800
Miami, Florida 33131

The Board of Directors and Shareholders
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated April 24, 2002 related to our review of interim financial information:

   Form S-3:

     . Registration Statement No. 33-1623 covering $500,000,000 aggregate principal amount of debt securities.

     . Registration Statement No. 33-13962 covering $500,000,000 aggregate principal amount of debt securities.

     . Registration Statement No. 33-20359 covering $1,000,000,000 aggregate amount of debt securities.

     . Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

     . Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.


   Form S-8:

     . Registration Statement No. 33-20608 covering the Ryder System Employee Purchase Plan.

     .   Registration Statement No. 33-4333 covering the Ryder Employee Savings


     . Registration Statement No. 1-4364 covering the Ryder System Profit Stock Plan.

     . Registration Statement No. 33-69660 covering the Ryder System, Inc. Stock Incentive Plan.

     . Registration Statement No. 33-37677 covering the Ryder System UK Stock Scheme.

     . Registration Statement No. 33-63990 covering the Ryder System, Inc. Stock Plan.

     . Registration Statement No. 33-58001 covering the Ryder System, Inc. Savings Plan A.

     . Registration Statement No. 33-58003 covering the Ryder System, Inc. Savings Plan B.

     . Registration Statement No. 33-61509 covering the Ryder System, Inc. for Merit Increase Replacement Plan.

     . Registration Statement No. 33-62013 covering the Ryder System, Inc. Stock Incentive Plan.

     . Registration Statement No. 333-19515 covering the Ryder System, Inc. Deferred Compensation Plan.

     . Registration Statement No. 333-26653 covering the Ryder System, Inc. of Directors Stock Award Plan.

     . Registration Statement No. 333-57593 covering the Ryder System, Inc. Purchase Plan for Employees.

     . Registration Statement No. 333-57595 covering the Ryder System, Inc. Stock Incentive Plan.

     . Registration Statement No. 333-69626 covering the Ryder System, Inc. Stock Incentive Plan.

     . Registration Statement No. 333-69628 covering the Ryder System, inc. Board of Directors Stock Award Plan.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG LLP

Miami, Florida

May 7, 2002